UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2006

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26777 (Commission File Number)	22-3662292 (IRS Employer Identification No.)

815 Bombardier Street

Shediac, New Brunswick E4P 1H9

Canada
 (Address of principal executive offices)

(506) 532-8515

(Registrant's Telephone Number, Including Area Code)

__________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On May 20, 2006, InteliSys Aviation Systems of America Inc. (the “Registrant) received from Air Arabia notice that Air Arabia has terminated the Contract for Providing Airline Passenger Reservation Software, dated May 28, 2005 (the “Agreement”), between Air Arabia and the Registrant.  Pursuant to the Agreement, the Registrant had granted to Air Arabia a non-exclusive license to use the airline passenger reservation software package developed by InteliSys which is known as “amelia RES”.  InteliSys had also agreed to provide to Air Arabia technical support and other related services.  The term commenced as of May 1, 2005 and would have expired on April 30, 2008.  In consideration therefore, Air Arabia agreed to pay to InteliSys certain monthly charges that in the aggregate averaged to $50,000 per each month over the course of the term.

Air Arabia’s termination of the Agreement was made pursuant to Section 16 of the Agreement, pursuant to which Air Arabia has the right to terminate the Agreement without cause upon 60 days’ prior written notice.  In accordance with the Agreement, the termination shall be effective as of July 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELISYS AVIATION SYSTEMS

OF AMERICA INC.

(Registrant)

By:

/s/ Ralph Eisenschmid

Name:

Ralph Eisenschmid

Title:

Chief Executive Officer, President and Director

Date:  May 30, 2006